UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 7, 2012

Symetra Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 108th Avenue NE, Suite 1200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 256-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Symetra Financial Corporation (the "Company") is filing this amendment to its Current Report on Form 8-K filed on June 27, 2012 which report announced the expected departure of Jonathan E. Curley, executive vice president, Life Division, effective on or about July 31, 2012. At the time of such report, the terms of Mr. Curley’s separation agreement with the Company had not been agreed upon.

On June 29, 2012, the Company and Mr. Curley entered into a Separation Agreement and General Release (the "Agreement") setting forth the terms of Mr. Curley’s separation arrangement. The Agreement included a seven day period after Mr. Curley signed the Agreement in which Mr. Curley could revoke the Agreement, which revocation period expired on July 7, 2012.

The Agreement, among other things, provides for: (i) a Separation Date of July 31, 2012, (ii) a severance payment of $858,000, which payment is in accordance with Mr. Curley’s offer agreement dated October 7, 2010, (iii) the continuation of certain employee benefits for six months, (iv) the forfeiture of Mr. Curley’s 2012 Annual Incentive Bonus, all unvested restricted stock and all performance units and stock options, and (v) a general release of claims by Mr. Curley to the Company. The foregoing is a summary of the material terms of the Agreement and does not purport to be complete, and, therefore, is qualified in its entirety by reference to the copy of such agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Separation Agreement and General Release between Mr. Curley and Symetra Financial Corporation, dated June 29, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symetra Financial Corporation

July 10, 2012	By:	/s/David S. Goldstein

Name: David S. Goldstein
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release between Mr. Curley and Symetra Financial Corporation, dated June 29, 2012.